EXHIBIT  11.1

                            STANFORD MANAGEMENT LTD.

                  Statement re:  Computation of Share Earnings


Stanford  has  2,358,500  common  shares outstanding as at February 28, 2005 (*)

     Accumulated  loss  as  at  February 28, 2005                    $   149,812
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     Loss  per  share  -  based  on  outstanding shares               $    0.063
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(*)     There  have  been  no  shares  issued  since  February  28,  2005,